UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Phoenix Footwear Group, Inc.
(Name of Registrant as Specified In Its Charter)
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PHOENIX FOOTWEAR GROUP, INC.
5759 Fleet Street, Suite 220
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 30, 2006

The Annual Meeting of Stockholders of Phoenix Footwear Group, Inc. (“Phoenix Footwear” or the “Company”) will be held at Company headquarters, 5759 Fleet Street, Suite 220, Carlsbad, California 92008 on Tuesday, May 30, 2006, at 9:00 A.M., for the following purposes:

1. To elect eight persons to the Board of Directors of the Company.

2. To consider and approve the Company’s Amended and Restated 2001 Long-Term Incentive Plan (the “2001 Amended Plan”) to (i) increase from 1,500,000 to 2,500,000 the number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), available for award under the Plan, and (ii) incorporate amendments necessary to comply with the requirements of Internal Revenue Code of 1986 Section 409A and other changes in the law.

3. To consider and approve the use of certain performance criteria under the 2001 Amended Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986.

4. To transact such other business as may properly come before the meeting.

The Board of Directors recommends that you vote In Favor Of Proposals 1, 2 and 3 which are discussed in detail in the proxy statement appearing on the following pages.

Stockholders of record as of the close of business on April 20, 2006 are entitled to notice of and to vote at the meeting and at any adjournment thereof.

By order of the Board of Directors

KENNETH WOLF,
Secretary

April 25, 2006

A form of proxy and a return envelope are enclosed for the use of Stockholders. It is requested that you fill in, date and sign the enclosed proxy and return it in the enclosed envelope even if you plan to attend the meeting in Carlsbad, California on May 30, 2006.

PHOENIX FOOTWEAR GROUP, INC.
PROXY STATEMENT

Page

SOLICITATION AND VOTING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	2
A. Meetings of Board and Committees	3
B. Compensation of Directors	5
C. Stock Ownership of Certain Beneficial Owners and Management	5
D. Section 16(a) Beneficial Ownership Reporting Compliance	7
E. Communication With Directors	7
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	8
A. Summary Compensation Table	8
B. Equity Compensation Plan Information	9
C. Option Grants in Last Fiscal Year	9
D. Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End (FYE) Option Values	10
E. Compensation Committee Interlocks and Insider Participation/ Compensation Committee Report on Executive Compensation	10
F. Employment Agreements	12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	12
STOCKHOLDER RETURN PERFORMANCE GRAPH	13
PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN	14
PROPOSAL 3 — APPROVAL OF CERTAIN PERFORMANCE CRITERIA UNDER THE AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986	19
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	20
A. Audit Committee Report	20
B. Fees for Audit and Other Services	21
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING	22
Appendix A — Section 1.11 of Company By-Laws	A-1
Appendix B — Amended and Restated 2001 Long-Term Incentive Plan	B-1

i

PHOENIX FOOTWEAR GROUP, INC.
5759 Fleet Street, Suite 220
Carlsbad, California 92008

PROXY STATEMENT
For The Annual Meeting Of Stockholders
To Be Held May 30, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Phoenix Footwear Group, Inc., a corporation organized under the laws of the State of Delaware (the “Company” or “Phoenix Footwear”), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 30, 2006, at 9:00 A.M. at Company headquarters, 5759 Fleet Street, Suite 220, Carlsbad, California 92008, together with any and all adjournments thereof. This Proxy Statement, Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities Exchange Commission (the “SEC”) and the enclosed proxy will first be sent or given to stockholders on or about April 28, 2006. You may also obtain a copy of the Company’s Annual Report on Form 10-K without charge upon written request submitted to Phoenix Footwear Group, Inc., c/o Kenneth Wolf, Chief Financial Officer, Treasurer and Secretary, 5759 Fleet Street, Suite 220, Carlsbad, California 92008 or, without charge, at the SEC’s Internet site (http://www.sec.gov).

SOLICITATION AND VOTING

The close of business on April 20, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment. Each stockholder shall be entitled to one vote for each share held of record in his or her name on that date. There were outstanding on the record date 8,346,943 shares of Common Stock, $.01 par value per share, of the Company, being the only class of stock of the Company issued and outstanding and entitled to vote at the meeting.

The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company, which has designated the nominees for directors listed below and recommends the other proposals described below. A stockholder giving such proxy has the right to revoke it at the meeting or at any time prior thereto. All shares represented by proxies in the form enclosed herewith will be voted at the meeting and at any adjournments in accordance with the terms of such proxies, provided such proxies appear to be valid and to have been executed by stockholders of record entitled to vote at the meeting and have not previously been revoked. If no contrary instructions are given, the persons named in the proxy will vote FOR the eight nominees described on the following pages.

As of the date of this Proxy Statement, the Board of Directors does not know of any matters not specifically referred to in this Proxy Statement which may come before the meeting. The deadline under Phoenix Footwear’s By-Laws for stockholders to notify the Company of any director nominations or proposals to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies, as they shall decide.

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxy. The By-Laws of the Company provide that a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the meeting, constitutes a quorum. Directors will be elected at the Annual Meeting by a plurality of the votes cast. The affirmative vote of at least a majority of the Company’s shares of Common Stock present in person or represented at the meeting and entitled to vote is required to approve the proposal to amend and restate the 2001 Long-Term Incentive Plan, the performance criteria under the Amended and Restated 2001 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended and for any other proposal properly presented at the meeting.

Abstention may not be specified on the proposal relating to the election of directors. Shares which abstain from voting on any other matter which is properly presented shall be included for purposes of determining the presence of a quorum, but shall be excluded in tabulating votes cast for or against any proposal to which the abstention pertains.

Votes that are withheld with respect to any proposal will be excluded entirely from the vote taken for the proposal and will not be counted as present for purposes of the vote on such matter.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

All costs of preparing, assembling and mailing the enclosed proxy material, and any additional material which may hereafter be sent in connection with the solicitation and collection of the enclosed proxy, will be paid by the Company and no part will be paid directly or indirectly by any other person. Solicitation of proxies may be made by personal interview, mail, telephone or telecopier by officers and regular employees of the Company but no additional compensation will be paid them for the time so employed.

PROPOSAL 1 — ELECTION OF DIRECTORS

The size of the Board of Directors is set at nine directors. The Board of Directors has had a vacancy since January 2005. The Board of Directors has nominated the eight persons listed below to be elected to the Board of Directors at the Annual Meeting. The Nominating and Governance Committee has recommended to the Board of Directors each of the eight nominees. The proxies given for the Annual Meeting may not be voted for more than eight directors. If elected, each nominee will hold office until the Annual Meeting to be held in 2007, and until his successor is elected and shall qualify.

The Board of Directors has affirmatively determined that Messrs. DePerrior, Harden, Kratzer, Port and Robbins, constituting a majority of the nominees, are independent, as defined in the corporate governance rules of the American Stock Exchange.

The following biographies set forth certain information with respect to the nominees for election as directors of the Company, none of whom is related to any other nominee or executive officer. All of the nominees were previously elected to the Board of Directors.

JAMES R. RIEDMAN, Age: 46

James R. Riedman has been on our Board of Directors since 1993 and has been Chairman of our Board of Directors since 1996. He served as our Chief Executive Officer from 1996 to June 15, 2004. Mr. Riedman is the President and a director of Riedman Corporation, a holding company that, until January 2000, included a commercial insurance agency that obtained property and casualty insurance coverage for us. Mr. Riedman is also a director of Harris Interactive Inc., a leading market research firm (NASDQ:HPOL).

RICHARD E. WHITE, Age: 53

Richard E. White has been on our Board of Directors since May 11, 2004 and has served as our Chief Executive Officer since July 15, 2004. From 2002 until joining Phoenix Footwear, Mr. White acted as a consultant to trade associations. From 1999 to 2002 he was President and Chief Executive Officer of Reed Exhibitions North America, the largest business-to-business event organizing company in North America. From 1997 to 1999 he was General Manager, Subsidiary Brands, of three of Nike Inc.’s four subsidiary companies, including Cole Haan and Bauer-Nike Hockey. Mr. White was employed for 15 years as President and Chief Executive Officer of Major League Baseball Properties, Inc. and served as President and Chief Executive Officer for seven of those years. Mr. White is also a Director of American Council on Exercise, a non-profit corporation, and Imperial Headwear Corporation.

STEVEN M. DEPERRIOR, Age: 47

Steven M. DePerrior has been on our Board of Directors since 1996. For more than the past five years, Mr. DePerrior has been employed with the Burke Group, an employee benefits administration and compensation consulting firm which provides services to us, as a record keeper. From 1997 until its sale in 2001, Mr. DePerrior was a principal in the Burke Group.

GREGORY M. HARDEN, Age: 50

Gregory M. Harden has been on our Board of Directors since 1996. For more than the past five years he has served as President and Chief Executive Officer of Harden Furniture Co., Inc., a furniture manufacturer in McConnellsville, New York. Mr. Harden also serves on the Board of Directors of Oneida, Ltd. (NYSE:ONEI.OB).

JOHN C. KRATZER, Age: 43

John C. Kratzer was elected to our Board of Directors in November 2003. He has been President and Chief Executive Officer of JMI Realty, Inc., a vertically-integrated private real estate investment and development company based in San Diego, California, since 1998. Prior to that (from 1995 to 1997), he was founder and Chief Operating Officer of Homegate Hospitality, Inc., a publicly traded company that ultimately merged with Prime Hospitality (NYSE: PDQ), where he directed operations for the development and construction of hotel properties.

WILHELM PFANDER, Age: 68

Wilhelm Pfander leads our development of footwear and outsourcing activities. He has been a director of our company since April 2000 and Senior Vice President — Sourcing and Development since February 2000. For more than five years prior to that, he was Vice President — Manufacturing and Product Development at Penobscot Shoe Company which we acquired in 2000.

FREDERICK R. PORT, Age: 65

Frederick R. Port has served on our Board of Directors since May 11, 2004. Mr. Port mentors startup and maturing companies, global and domestic, with emphasis on strategy, transition management, acquisition and integration, and executive organization and recruiting. From 1995 to 2000, he served as a director of Callaway Golf (NYSE:ELY) and as President of Callaway Golf International. Prior to that (from 1993 to 1995) he was Managing Director of Korn/ Ferry International and President (from 1987 to 1992) of the Owl Companies, a private multiple-industry holding company.

JOHN M. ROBBINS, Age: 58

John M. Robbins has served on our Board of Directors since May 11, 2004. Mr. Robbins is Chairman and Chief Executive Officer of American Mortgage Network, which he founded in 1997. Formerly (from 1983 to 1994), Mr. Robbins was Chairman and Chief Executive Officer of American Residential Mortgage (NASDQ:AMRS), one of the nation’s largest mortgage banking firms prior to its sale to Chase Manhattan Bank in 1994. Mr. Robbins is Treasurer and a Trustee of the University of San Diego and Chairman Elect of the Mortgage Bankers Association.

A stockholder using the enclosed form of proxy may authorize the persons named in the proxy to vote for all or any of the above named nominees or may withhold from said persons authority to vote for all or any of such nominees. The Board of Directors unanimously recommends a vote FOR the eight nominees named above.  If, for any reason, any of the nominees named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons, if any, as the Board of Directors may recommend. The Board of Directors has no reason to believe any nominees will be unavailable.

A.	Meetings of Board and Committees

The Board of Directors held four meetings during 2005. Each of the incumbent directors attended more than 75% of the total number of meetings of the Board of Directors and any committee on which he served. The Company has no policy regarding the attendance of directors at annual stockholder meetings. At the 2005 annual meeting of stockholders, each of the incumbent directors and the then nominees for election to the Board attended the meeting, except John Kratzer.

The Board has an Executive Committee whose function is to act when the full Board of Directors is unavailable. It has the authority of the Board in the management of the business and affairs of the Company, except those powers that cannot be delegated by the Board of Directors by law. Messrs. Riedman, White, Harden and DePerrior are members of the Committee. The Executive Committee did not meet in 2005.

The Board has a Compensation Committee whose function is to review and recommend to the Board for determination executive compensation, including salary, bonus, grant of stock options under the Company’s 2001 Long-Term Incentive Plan, and matters relating to the Company’s benefit plans. The members of the Compensation Committee at the end of 2005 were Messrs. Kratzer, DePerrior and Port, each of whom is independent as defined in AMEX listing standards. The Compensation Committee met four times during 2005.

The Board has a Retirement Plan Committee to administer its Retirement Savings Partnership Plan. Messrs. Riedman and DePerrior are members of the Committee, which met two times during 2005.

In considering whether to nominate a candidate for election to the Board, each candidate’s qualifications are considered in their entirety. The Board has no minimum qualifications that nominees must meet in order to be considered for election as a director.

The Board has a Nominating and Governance Committee whose function is to make recommendations to the Board in identifying individuals qualified to become Board members and to recommend to the Board nominees for election to the Board; to assist the Board in establishing and implementing an effective corporate governance policy; to recommend appropriate committee charters; to lead the Board in its annual review of the Board’s performance, and to recommend to the Board director nominees for each committee. Messrs. Kratzer, Harden and Robbins are members of the Committee, each of whom are independent as defined in AMEX listing standards. A copy of the Nominating and Governance Committee Charter was an attachment to the Company’s proxy statement dated April 12, 2004, a definitive copy of which was filed with the SEC. The Nominating and Governance Committee met once during 2005 and acted by written consent. The Committee acted by unanimous written consent on March 11, 2006 to recommend the candidates to the Company’s Board of Directors.

In identifying and recommending to the Board of Directors individuals qualified to become board members, the Nominating and Governance Committee members take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which it operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Committee will first consider current board members because they meet the criteria listed above and possess an in depth knowledge of the company, its history, strengths, weaknesses, goals and objectives. Before nominating a sitting director for re-election at the annual meeting, however, the Committee will consider the director’s performance on the Board.

When seeking candidates for director, the Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation and considering the candidate suitable, the Committee will interview the candidate and will ask the candidate to meet with other directors and management. If the Committee believes the candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Nominating and Governance Committee will consider director candidates recommended by stockholders who comply with the timing, procedures and information requirements of Section 1.11 of the Company’s By-laws, the text of which is set forth in Appendix A to this Proxy Statement. In considering such candidates, the Committee will take into account the factors listed above together with the size and composition of the existing Board and potential conflicts of interest or legal considerations.

The Board also has an Audit Committee whose function is retaining the Company’s independent registered public accountants, reviewing their independence, reviewing and pre-approving any non-audit services that they may perform, reviewing the adequacy of accounting and financial controls, reviewing the Company’s critical accounting policies and reviewing and approving any related party transactions. Committee members at the end of 2005 were Messrs. Harden, Robbins and Port, each of whom was determined by the Board to be independent as defined in AMEX listing standards. A copy of the Audit Committee Charter was an attachment to the Company’s

Proxy Statement dated April 12, 2004, a definitive copy of which was filed with the SEC. The Audit Committee met eight times during 2005.

In accordance with the requirements of AMEX, the Board has designated Gregory Harden, Chairman of the Audit Committee, as its Financial Expert. However, as specified by the SEC, such designation does not impose on him any duties, obligations or liabilities that are greater than the duties, obligations and liability imposed on him as a member of the Audit Committee and the Board of Directors in the absence of such designation; nor does it affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

The Company has adopted policies on ethical behavior (“Code of Ethics”), a copy of which is provided on the Company’s web site, www.phoenixfootwear.com. The Code of Ethics applies to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.

Notwithstanding anything to the contrary set forth in the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement, in whole or in part, the Compensation Committee Report, Audit Committee Report and Performance Graph contained in this proxy statement shall not be incorporated by reference into any such filings.

B.	Compensation of Directors

The 2005 annual retainer for each Director who is not an officer of the Company was $25,000 plus an additional $5,000 for each director holding a committee chair position and an option to purchase 15,000 shares of Common Stock, awarded at the annual meeting of directors or when elected to the Board, with an exercise price equal to the market price of the Company’s stock on that date. Fifty percent of the director options vests immediately and the balance vests equally on the first and second anniversary of the date of grant, if the option holder continues to be a director on those dates.

C.	Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock by each beneficial owner known by the Company to own more than 5% of the Common Stock, each current director, each nominee for director, the Chief Executive Officer of the Company, the four most highly compensated executive officers other than the CEO and all current directors, nominees for director and executive officers of the Company as a group, as of March 15, 2006, including shares which underlie options which can be exercised within 60 days. Except as indicated below, and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)(2)(3)	of Class

Executive Officers, Directors, and Nominees
James R. Riedman(4)	2,800,560	31.3%
Richard E. White	219,288	2.6%
Kenneth E. Wolf(5)	137,788	1.6%
Wilhelm Pfander	49,720	*
Francisco Morales(6)	4,482	*
Steven M. DePerrior(7)	690,747	8.3%
Gregory M. Harden(8)	58,548	*
John C. Kratzer	36,250	*
Frederick R. Port(9)	26,950	*
John M. Robbins(10)	49,750	*
All current directors and executive officers as a group (9 persons)	3,393,126	35.8%

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)(2)(3)	of Class

Beneficial Owners of 5% or more
Heartland Advisors, Inc./William J. Nasgovitz(11)	656,200	7.8%
Riedman Corporation(12)	632,710	7.3%
Retirement Committee of the Phoenix Footwear Group, Inc. Retirement Savings Partnership Plan(13)	640,599	7.7%
Dimensional Fund Advisors, Inc.(14)	521,724	6.2%

*	Less than 1% of our outstanding Common Stock.

(1)	Unless otherwise noted, each person has sole voting and dispositive power with respect to all shares of Common Stock beneficially owned.

(2)	Includes shares issuable upon the exercise of outstanding stock options as follows:

James R. Riedman	332,306
Richard E. White	215,000
Kenneth E. Wolf	100,000
Wilhelm Pfander	20,000
Steven M. DePerrior	49,148
Gregory M. Harden	49,148
John C. Kratzer	36,250
Frederick R. Port	26,250
John M. Robbins	26,250
All current directors and officers as a group (9 persons)	854,352
Riedman Corporation	250,000

(3)	Includes shares held in such person’s account under our 401(k) Plan over which, by the terms of the plan, each has investment control, but not voting control:

James R. Riedman	14,082
Richard E. White	4,288
Kenneth E. Wolf	12,868
Wilhelm Pfander	19,720
Francisco Morales	3,482

(4)	Includes the following shares of which Mr. Riedman disclaims beneficial ownership: shares beneficially owned by Riedman Corporation, of which Mr. Riedman is President and director and a shareholder, shares owned by his children; shares held by an affiliated entity; and 640,599 shares held by our 401(k) Plan, including those shares allocated to his account. Mr. Riedman is a member of our Board of Directors’ retirement plan committee, which serves as fiduciary for the 401(k) Plan, and through that committee he shares voting control over such shares, and shares investment control over shares not yet allocated to plan participants.

(5)	Includes 920 shares owned by family members, as to which Mr. Wolf disclaims beneficial ownership.

(6)	Mr. Morales resigned his position on October 31, 2005.

(7)	Includes 640,599 shares held by our 401(k) Plan. Mr. DePerrior is a member of our Board of Directors’ retirement committee, which serves as fiduciary for the 401(k) Plan, and through that committee he shares voting control over such shares, and shares investment control over shares not yet allocated to plan participants.

(8)	Includes 2,900 shares held by the David E. Harden Family Trust dated December 2, 1992, of which Mr. Harden serves as trustee.

(9)	Shares held by the Frederick and Linda Port Family Trust dated February 23, 2000, of which Mr. Port serves as trustee.

(10)	Includes 23,500 shares held by the Robbins Family Trust dated June 1987, of which Mr. Robbins and his wife are co-trustees.

(11)	Based solely on a Schedule 13G, dated February 3, 2006, jointly filed with the SEC by Heartland Advisors, Inc. and its president and principal stockholder, William J. Nasgovitz, 789 North Water Street, Milwaukee, WI, Heartland Advisors, Inc. is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and has acquired all 656,200 shares on behalf of its investment advisor clients and has investment discretion and voting authority granted by certain clients which may be revoked at any time. According to the Schedule 13G, the Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owns 646,700 shares or 7.7% and the remaining shares are owned by various other accounts managed by Heartland Advisors. Heartland Advisors and Mr. Nasgovitz specifically disclaimed beneficial ownership of any shares reported on the schedule 13G.

(12)	The principal business address for Riedman Corporation is 45 East Avenue, Rochester, New York 14604.

(13)	The members of our Board of Directors’ retirement committee, which serves as fiduciary for our 401(k) plan, share voting control over these shares, and share investment control over shares not yet allocated to plan participants. The plan’s mailing address is c/o Phoenix Footwear Group, Inc., 5759 Fleet Street, Suite 220, Carlsbad, California 92008.

(14)	Based solely on a Schedule 13G dated February 6, 2006, Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, is the beneficial owner of 521,724 shares, over which it has sole voting and dispositive power/ Dimensional Fund Advisors, Inc. is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. Dimensional Fund Advisors disclaimed beneficial ownership of the shares in the Schedule 13G.

D.	Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who hold more than 10% of its Common Stock to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Officers, directors and greater-than-10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, with respect to its 2005 fiscal year, all filing requirements applicable to the Company’s officers, directors and greater-than-10% stockholders were complied with.

E.	Communications With Directors

Stockholders who wish to communicate with the Board or any individual director can write to:

          Phoenix Footwear Group, Inc.
          Board Administration
          5759 Fleet Street, Suite 220
          Carlsbad, California 92008

The letter should indicate that the sender is a stockholder. Depending on the subject matter, Management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all communications that were received since the last meeting and were not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Executive Officers

In addition to Mr. Riedman, Mr. White and Mr. Pfander who are also directors, the Company’s executive officers are as follows:

Kenneth E. Wolf — Chief Financial Officer, Treasurer and Secretary. Prior to joining the Company on February 1, 2003, Mr. Wolf was employed as Senior Vice President, Finance & Controller of Callaway Golf Company (NYSE) where he worked for nine years. Mr. Wolf is 45 years of age and a certified public accountant.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.	Summary Compensation Table

The following table discloses compensation received by Phoenix Footwear’s Chief Executive Officer and the next four most highly paid executive officers during 2005, which exceeded $100,000 (the “Named Executive Officers”), for the three fiscal years ended December 27, 2003, January 1, 2005 and December 31, 2005 (including executive officers who would otherwise be disclosed but for the fact they were not serving in such capacity at the end of the 2005 fiscal year).

Summary Compensation Table

						Long-Term
						Compensation
	Annual Compensation			Other Annual		Securities
Name and Principal Position	Year	Salary	Bonus	Compensation		Underlying Options

James R. Riedman	2005	$325,000	—	$30,268	(4)(5)	—
(Chairman)(1)	2004	$325,000	—	$39,509	(4)(5)	104,742
	2003	$186,058	—	—		66,666
Richard E. White	2005	$500,000	—	$23,068	(4)	185,000
(Chief Executive Officer)(2)	2004	$269,231	—	—		215,000
Wilhelm Pfander	2005	$113,750	—	$12,413	(4)	—
(Senior VP — Sourcing &	2004	$72,780	—	$12,021	(4)	—
Development)(3)	2003	$142,807	$14,040	$24,009	(4)	—
Kenneth E. Wolf	2005	$185,926	—	$20,321	(4)	—
(CFO, Treasurer &	2004	$180,000	$30,000	$30,476	(4)	50,000
Secretary)	2003	$135,589	—	—		50,000
Francisco Morales	2005	$155,215	$70,000	—		—
(Former President Royal	2004	$160,000	—	27,090	(4)	—
Robbins)(6)	2003	$24,615	—	—		50,000

(1)	Mr. Riedman became our full-time employee on March 1, 2003 with an annual salary of $225,000. Effective January 1, 2004, his salary was increased to $325,000 annually. Effective June 15, 2004, Mr. Riedman resigned as Chief Executive Officer, but continued to serve as the Chairman of the Board at the same annual salary.

(2)	Mr. White became a director of the Company on May 11, 2004 and our Chief Executive Officer on June 15, 2004. Upon being elected as a director of the Company Mr. White received director options for the purchase of up to 15,000 shares at an exercise price of $13.33 per share. Upon becoming Chief Executive Officer Mr. White received options for the purchase of up to 200,000 shares at an exercise price of $11.40 per share. In 2005, Mr. White received an option for 185,000 shares at an exercise price of $5.25 per share (the closing price for the Company’s common stock on the grant date) pursuant to his employment agreement. His employment agreement also provides he is eligible to receive an option for an additional 100,000 shares in 2006.

(3)	Mr. Pfander took a leave of absence during 2004 for a medical related illness.

(4)	Represents the value of other compensation earned through the annual allocation of shares to our 401(k) plan.

(5)	Includes other compensation of $7,200 and $4,800 in 2005 and 2004, respectively, for auto allowance.

(6)	Mr. Morales resigned his position on October 31, 2005.

B.	Equity Compensation Plan Information

	Number of securities		Number of securities
	to be issued upon	Weighted average	remaining available for
	exercise of	exercise price of	future issuance under
	outstanding options,	outstanding options	equity comp plans
	warrants and rights	warrants and rights	(excluding (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders(1)	1,195,000	$7.30	151,000
Equity compensation plans not approved by stockholders(2)	448,000	$3.51	—

Total	1,643,000	$6.27	151,000

(1)	Consists of the following plans: 2001 Long-Term Incentive Plan and the 1995 Stock Incentive Plan. No shares are available for grant under the 1995 Stock Incentive Plan at January 1, 2005. The 2001 Long-Term Incentive Plan permits the award of stock options, restricted stock and various other stock-based awards.

(2)	Consists of a) options to purchase 398,000 shares of Common Stock granted to James R. Riedman and Riedman Corporation at a weighted average exercise price of $2.07 per share in connection with financial guaranties and loans granted to us; and b) outstanding underwriter warrants to purchase up to 50,000 shares at an exercise price of $15.00 per share issued in July 2004 in connection with our follow-on public offering.

C.	Option Grants in Last Fiscal Year

Potential Realizable
		Percent of Total			Value at Assumed
		Options			Annual Rates of Stock
	Number of Shares	Granted to	Exercise		Price Appreciation for
	Underlying	Employees in	Price Per	Expiration	Option Term
Name	Options Granted	Fiscal Year(1)	Share	Date(2)	5%	10%

James A. Riedman	—	—	—	—	—	—
Richard E. White(3)	185,000	47%	$5.25	6/15/2015	$610,814	$1,547,922
Wilhelm Pfander	—	—	—	—	—	—
Kenneth E. Wolf	—	—	—	—	—	—
Francisco Morales(4)	—	—	—	—	—	—

(1)	Based on options to purchase 393,000 shares granted to our employees and directors in fiscal 2005.

(2)	The options are exercisable in cumulative one-third installments vesting annually beginning on the first anniversary of the date of grant. Mr. White’s option grant date was June 15, 2004.

(3)	Mr. White became Chief Executive Officer of the Company on June 15, 2004. Under the terms of his employment agreement, Mr. White received an option to purchase up to 200,000 shares at an exercise price of $11.40 per share. The agreement also provides that Mr. White is eligible to receive options to purchase up to an aggregate of 185,000 shares and 100,000 shares, on the one-year and two year anniversaries, respectively, following his entry into the employment agreement. The exercise price will be the market price on the date of grant.

(4)	Mr. Morales resigned his position on October 31, 2005.

D.	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End (FYE) Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised In
			Options at FYE		the Money Options at
			Exercisable/		FYE Exercisable/
	Shares Acquired	Value	Unexercisable		Unexercisable
Name	On Exercise	Realized	(#)		($)(2)

James R. Riedman	—	—	310,084	/22,222(1)	$110,577	/$50,000
Richard E. White	—	—	215,000	/185,000	—	/$24,050
Wilhelm Pfander	—	—	20,000	/—	$35,000	/—
Kenneth E. Wolf	—	—	83,334	/16,666	$60,168	/$30,082
Francisco Morales(3)	—	—	50,000	/—	—	/—

(1)	Options for 2,898 shares and for 10,000 shares were granted in 2001 and 2002, respectively, to Mr. Riedman and each of our other directors who was not a full-time employee as part of his annual retainer fee as director. We do not deem these options to Mr. Riedman as compensation for his services as CEO.

(2)	Based on the last reported sale price of our Common Stock of $5.38 on December 30, 2005, the last trading day of fiscal 2005, as reported by the AMEX, minus the exercise price per share.

(3)	Mr. Morales resigned his position on October 31, 2005.

E.	Compensation Committee Interlocks and Insider Participation/ Compensation Committee Report on Executive Compensation

The members of the Compensation Committee during 2005 were Messrs. Kratzer, DePerrior and Port. None of the Committee members is or was:

•	an officer or employee of the Company or its subsidiary, or

•	an employee of an entity whose Board of Directors (or compensation committee) includes an executive officer of the Company, or

•	an employee of a entity who directly or indirectly benefits from its transactions with the Company, or

•	a family member of a person whose compensation is in any way affected by any Company executive officer.

The Board determined that each of them is independent as defined in Rule 121B of AMEX.

The Compensation Committee consists entirely of independent directors in accordance with the American Stock Exchange requirements. The Committee oversees and administers the Company’s compensation program for its executive officers and directors. The Compensation Committee bases its decisions on both individual performance and the Company’s financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board and the Company’s Chief Executive Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the AMEX, may not be present during voting or deliberations as to his compensation.

Objectives.  The policies of the Compensation Committee of the Board of Directors of the Company are highly performance-related and are intended to motivate and reward individual performance that contributes to the attainment of the operational, financial and strategic goals set by management to build shareholder value.

Components.  The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and stock options. For a summary of the executive compensation for fiscal year 2005, see the Summary Compensation Table under the heading “Compensation of Directors and Executive Officers” above.

Base Salaries.  The Compensation Committee has based its decisions on salaries for Phoenix Footwear’s executive officers, including its Chairman, Chief Executive Officer, and Chief Financial Officer, on a number of factors, both objective and subjective. Objective factors considered include amounts set in employment agreements or terms of employment, increases in the cost of living, our Company’s overall historical performance, stockholder return, competitiveness with compensation offered by comparable companies and compensation levels in recent years, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the Compensation Committee’s subjective analysis of the factors contributing to our long-term success and of the executive’s individual contributions to such success.

Bonuses.  The Compensation Committee may award bonuses to executives based on individual performance as determined by the Compensation Committee in its subjective judgment. During 2005, no bonuses were earned or awarded for the 2005 fiscal year. The Compensation Committee adopted a division management bonus plan for the management of the Company’s brand divisions in fiscal 2005. The plan provides for a bonus pool equal to a percentage of the actual net contribution to Phoenix Footwear’s operating earnings by the division which is available only if a minimum target net contribution is achieved by the division for the fiscal year. During fiscal 2005, no bonuses were earned under this plan. The Compensation Committee has approved the continuation of this plan for 2006.

The Compensation Committee adopted a corporate executive incentive plan in fiscal 2005. This plan provides non-discretionary bonus incentives for corporate officers based on profitability targets and individual goals and objectives. Messrs. Riedman, White, and Wolf are eligible for bonuses under this plan. The bonuses will be a percentage of each corporate executive’s annual compensation. During fiscal 2005, no bonuses were earned under this plan.

Stock Options and Long-Term Incentive Awards.  The Compensation Committee views stock options and restrictive stock as significant long-term compensation vehicles for Phoenix Footwear’s executive officers. In 2006, the Compensation Committee approved, subject to stockholder approval of the Amended and Restated 2001 Long-Term Incentive Plan, awards of performance-based deferred stock awards contingent on the achievement by the Company of certain performance thresholds as determined by the Compensation Committee. Options and awards that are granted under Phoenix Footwear’s 2001 Long-Term Incentive Plan have vesting schedules and/or performance end dates set by the Compensation Committee, which generally are three years from the date of grant. Grants of stock options generally are based upon the performance of Phoenix Footwear, the level of the executive’s position within Phoenix Footwear and an evaluation of the executive’s past and expected future performance. The Company’s executives also participate in the Company’s 401(k) plan which results in annual allocations to their retirement accounts of Company stock held by the plan.

Employment Agreements.  During 2005, the Compensation Committee did not approve any employment agreements with executive officers.

Deductibility of Compensation.  The Compensation Committee has carefully considered Section 162(m) of the Code, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Company’s executive officers. The Compensation Committee believes it is in the best interests of the Company and its shareholders to comply with the requirements of Section 162(m), but the Compensation Committee intends to preserve the flexibility to reward executives consistent with the Company’s pay philosophy for each compensation element. The Compensation Committee intends, except in special circumstances, that grants of options, awards of performance shares, restricted stock and other incentive awards under the 2001 Amended Plan comply with the requirements of Section 162(m).

Respectfully submitted,

The Compensation Committee:
Steven M. DePerrior, Chair
John C. Kratzer
Frederick R. Port

F.	Employment Agreements

The Company and Richard E. White, our Chief Executive Officer, are parties to an employment agreement dated June 15, 2004. The agreement provides for an annual base salary of $500,000 and participation in an incentive bonus plan where he is eligible to receive an incentive bonus at a target amount of $250,000 in the first year. If Mr. White is terminated without cause he will be entitled to be paid his salary and benefits for 18 months. If he is terminated without cause, or has a substantial reduction in his duties, in connection with a change in control, Mr. White will be entitled to be paid an amount equal to his total compensation for the two years prior to termination. The agreement provides for confidentiality, employee non-solicitation and customer non-solicitation covenants that extend for one year after the termination of his employment. Upon entering into the employment agreement, Mr. White received a 10-year option for the purchase of 200,000 shares of our common stock at a price of $11.40 per share (the market price on the date of grant), vesting initially in one-third installments each year beginning on the first anniversary of the date of grant. As mentioned below, the options are now fully vested. Pursuant to the agreement, on June 15, 2005, we granted to Mr. White an option to purchase an aggregate of 185,000 shares with an exercise price of $5.25 per share (the closing price for the Company’s Common Stock on the grant date). In addition, on the second anniversary of the agreement, Mr. White shall receive an option to purchase an additional 100,000 shares, and the exercise price will be the market price on the date of grant.

The Company and James R. Riedman, our Chairman, are parties to a three-year employment agreement effective January 1, 2004. The agreement provides for an annual base salary of $325,000 and participation in executive bonus plans as may be established. If Mr. Riedman is terminated without cause, he will be entitled to be paid salary and benefits for 18 months. If he is terminated without cause or has a substantial reduction in his duties, in connection with a change in control, Mr. Riedman will be entitled to be paid three times his base salary. The agreement also provides for confidentiality, employee non-solicitation and customer non-solicitation covenants that extend for one year after the termination of his employment.

On February 24, 2005, the Compensation Committee approved the acceleration of the vesting of options to purchase 440,000 shares of Common Stock held by the participants in the Company’s 2001 Long-Term Incentive Plan, which included Mr. Riedman’s options for 100,000 shares of the Company’s Common Stock, Mr. White’s options for 215,000 shares of the Company’s Common Stock, Mr. Wolf’s options for 50,000 shares of the Company’s Common Stock and Mr. Morales options for 50,000 shares of the Company’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our compensation arrangements with our directors and executive officers described above, since January 1, 2005 there have been no transactions or series of transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, nominee, officer or holder known to us of more than 5% of our Common Stock, or any member of the immediate family of any of them, is a party, directly or indirectly.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on Phoenix Footwear Group, Inc. Common Stock to the Standard & Poor’s Small Cap 600 Index and The Standard & Poor’s 600 Footwear Index, assuming an investment of $100 at the beginning of the period indicated. These indices are weighted based on the market capitalization of the companies included in each Index.

	2000	2001	2002	2003	2004	2005

Phoenix Footwear	100.00	112.00	168.62	369.23	383.02	264.86
S&P 600 Footwear	100.00	108.07	126.60	204.17	243.75	285.81
S&P Small Cap 600	100.00	106.54	90.95	126.23	154.82	166.71

The Phoenix Footwear Group Index is based upon the closing prices of Phoenix Footwear Group Common Stock at December 29, 2000, December 31, 2001, December 31, 2002, December 30, 2003, December 31, 2004 and December 31, 2005 of $2.03, $2.28, $3.43, $7.50, $7.78 and $5.38, respectively. These share prices reflect the two-for-one split of the Company’s Common Stock, which occurred at the close of business on June 12, 2003. The stock price performance shown on the graph is not necessarily indicative of future price performance.

The Stockholder Return Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this document by reference and shall not otherwise be deemed filed.

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN

The Company’s 2001 Long-Term Incentive Plan (the “2001 Plan”) was approved by the Company’s stockholders at the Annual Meeting held on April 26, 2001. Initially, 600,000 shares of Common Stock were authorized for issuance under the Plan. Thereafter, the number of shares of Common Stock authorized for issuance was increased to 1,000,000 by the stockholders at the Annual Meeting held on May 22, 2003 and to 1,500,000 by the stockholders at the Annual Meeting held on May 11, 2004. As of December 31, 2005, only 151,102 shares remain available under the Plan. The Board of Directors has approved, subject to stockholder approval, the Amended and Restated 2001 Long-Term Incentive Plan of the Company (the “2001 Amended Plan”), which amends and restates the 2001 Plan to (i) increase the number of shares authorized for issuance from 1,500,000 shares to 2,500,000 shares, (ii) incorporate necessary amendments to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) authorize the issuance of performance-based awards which satisfy the requirements of Section 162(m) of the Code. The full text of the proposed 2001 Amended Plan appear in Appendix B to this Proxy Statement.

On June 29, 2005, the Company entered into the accessories business through our acquisition of substantially all of the assets of Chambers Belt Company, a leading manufacturer of men’s, women’s and children’s belts and accessories spanning contemporary, traditional and western styles. On August 4, 2005, we expanded our premium footwear product offering through the acquisition of substantially all of the assets of The Paradise Shoe Company, LLC which included rights as the exclusive licensee of the Tommy Bahama® line of men’s and women’s footwear, hosiery and belts in the United States, Canada and certain Caribbean Islands. In connection with these acquisitions, the Company increased its total employment to 558 employees. As part of these acquisitions the Company sought to retain staff with key positions and persons whose skills and experience could implement the Company’s growth, through the grant of stock options and performance-based deferred stock awards.

On March 1, 2006 and April 25, 2006, the Board of Directors upon recommendation of the Compensation Committee awarded performance based deferred stock awards for 280,000 shares of Common Stock to executive officers and employees of the Company. These awards are intended to be issued pursuant to the 2001 Amended Plan upon the Plan becoming effective and, therefore, are subject to approval of the 2001 Amended Plan and the execution of award agreements satisfactory to the Compensation Committee. In addition to these two conditions, the issuance of stock under these awards are also subject to the Company achieving organic net sales levels and net operating income levels on or prior to December 31, 2008. It is the intention of the Company that the performance-based stock awards will be qualify under Section 162(m) of the Code and therefore, not be subject to the limit on deductibility proscribed in Section 162(m) of the Code.

In order to have sufficient shares for the recently granted performance based deferred stock awards and to have additional shares for future retention of key employees and the recruitment of new employees, the Board of Directors unanimously approved a resolution, subject to stockholder approval, to amend to increase shares of Common Stock which may be awarded under the 2001 Plan to 2,500,000 shares, which upon effectiveness the 2001 Amended Plan will result in 881,102 shares being available for future awards.

The Board of Directors has also approved a resolution to amend the 2001 Plan to incorporate necessary amendments to satisfy the requirements of Section 409A of the Code. The American Jobs Creation Act of 2004 introduced a new section of the Code, Section 409A, covering certain nonqualified deferred compensation arrangements. Section 409A of the Code generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the person who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2001 Amended Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The 2001 Amended Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional taxes on the 2001 Amended Plan participants under Section 409A.

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) of the Code. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain “performance based” compensation is not subject to the limitation of deductibility provided that certain stockholder approval and independent director requirements are met. The 2001 Amended Plan is intended to allow performance awards which may be granted in the form of stock awards which are issued based on the achievement of specified performance objectives over a period of time See Proposal 3 — Approval of Certain Performance Criteria under the 2001 Amended Plan for purposes of Section 162(m) of the Code.

A.	Description of the 2001 Amended Plan

The 2001 Amended Plan provides for the grant of stock options, stock appreciation rights, stock awards, cash awards and performance shares. The 2001 Amended Plan provides for the grant of awards with respect to a maximum of 2,500,000 shares of Common Stock. To the extent that awards granted under the 2001 Amended Plan expire or terminate without having been exercised in full, the Common Stock subject to those expired or terminated awards becomes available for further awards under the 2001 Amended Plan. As of the date of this Proxy Statement, 1,618,898 shares of Common Stock (which includes 280,000 shares of performance-based deferred stock awards that will become effective only after the 2001 Amended Plan is approved by stockholders), stock options and stock appreciation rights have been awarded under the 2001 Amended Plan and 881,102 shares and stock appreciation rights remain subject to future awards.

The Compensation Committee administers the 2001 Amended Plan. It is intended that the Compensation Committee will at all times be composed of “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and that all of its members acting with respect to matters governed by Section 162(m) of the Code will be “outside directors” within the meaning of Section 162(m). Awards may be granted to employees and directors and persons who provide consulting or other services to the Company deemed by the Board of Directors to be of substantial value to the Company. Awards may also be made as part of an employment offer. The Company currently has approximately 558 employees and 5 non-employee directors who would be eligible to participate in the 2001 Amended Plan. Future allocation of awards under the 2001 Amended Plan is not currently determinable as the allocation is dependent upon future decisions to be made by the Committee in its sole discretion, and the applicable provisions of the 2001 Amended Plan.

Stock options granted under the 2001 Amended Plan may be in the form of “incentive stock options” which are options that meet the requirements of Section 422 of the Code, or non-qualified stock options, which are options that do not meet such requirements. Stock options are granted based on the fair market value of the Company’s Common Stock on the date of the grant. Except for incentive stock options granted to stockholders owning more than 10% of the voting power of all classes of the Company’s capital stock, the per share exercise price of an incentive stock option granted or to be granted pursuant to the 2001 Amended Plan, as determined by the Compensation Committee, shall be an amount not less than 100% of the fair market value of a share of Common Stock on the date that the option is granted. As to non-qualified stock options granted under the 2001 Amended Plan, the per share exercise price of such options shall also be at least 100% of the fair market value of a share of Common Stock on the date of grant, unless otherwise determined by the Compensation Committee. The exercise price of any stock option may, at the discretion of the Committee, be paid in cash or by surrendering shares or another award under the 2001 Amended Plan, valued at fair market value on the date of exercise, or any combination of cash or stock.

Stock appreciation rights are rights to receive, without payment to the Company, cash or shares of Company Common Stock with a value determined by reference to the difference between the exercise or strike price of the stock appreciation rights and the fair market value or other specified valuation of the shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.

Stock awards may consist of shares of the Company’s Common Stock or be denominated in units of shares of Common Stock. A stock award may provide for voting rights and dividend equivalent rights. Stock awards may be granted at no less than 100% of the fair market value of Phoenix Footwear Common Stock on the date of the grant. Stock awards may also be in the form of performance awards which allow for the issuance of shares of the Company’s Common Stock on the achievement of certain performance goals or other conditions over a period time, all as determined by the Compensation Committee. The Compensation Committee is responsible for establishing the performance conditions and may also in its sole discretion use such measures of performance as it deems appropriate. The performance conditions will be stated in the form of an objective, nondiscretionary formula and the Compensation Committee will certify in writing the attainment of such performance conditions prior to any payment or issuance with respect to such awards. The performance awards may be paid in shares of Common Stock having an aggregate fair market value equal to the fair market of the earned performance awards as of the payment date.

The committee may specify conditions for awards, including vesting service and performance conditions. Vesting conditions may include, without limitation, provision for acceleration in the case of a change-in-control of the Company, and performance conditions may include, without limitation, conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth measures or rates.

An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

An award may provide for a tax gross-up payment to a participant if a change-in-control of the Company results in the participant owing an excise tax or other tax above the rate ordinarily applicable, due to the parachute tax provisions of Section 280G of the Code or otherwise. The gross-up payment would be in an amount so that the net amount received by the participant, after paying the increased tax and any additional taxes on the additional amount, would be equal to that receivable by the participant if the increased tax were not applicable.

Our Common Stock is listed for trading on the American Stock Exchange under the symbol “PXG”. On April 20, 2006 the last reported sale price of our Common Stock on the American Stock Exchange was $5.61 per share.

B.	Certain Federal Income Tax Consequences

Incentive stock options granted under the Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, it is unclear how tax authorities will apply additional tax, penalties and interest pursuant to violations of Section 409A of the Code. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonstatutory stock option.

All other options granted under the Plan will be nonstatutory stock options and will not qualify for any annual tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. The Company will be entitled to a corresponding deduction for such amount. Upon an optionee’s resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

In the event a nonstatutory stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, it is unclear how tax authorities will apply additional tax, penalties and interest as violations pursuant to Section 409A of the Code.

The recipient of stock appreciation rights would not recognize any taxable income at the time of grant. The recipient would recognize ordinary income for federal income tax purposes on amounts received in settlement of the stock appreciation rights at the time they are received. The Company generally is entitled to a deduction equal to the amount included by the employee in income.

To the extent that stock appreciation rights are amended, such stock appreciation rights may be considered deferred compensation and subject to the rules of new Section 409A of the Code. Stock appreciation rights subject to Section 409A of the Code that fail to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, it is unclear how tax authorities will apply additional tax, penalties and interest pursuant to violations of Section 409A of the Code.

The recipient of a stock award will generally recognize ordinary income at the time the Company’s Common Stock associated with such stock award is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested (i.e., if the employee is required to work for a period of time in order to have the right to sell the stock) when it is received under the Plan and the recipient had not elected otherwise, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of unvested stock or restricted stock may make a Section 83(b) election to recognize as ordinary compensation income in the year that such unvested stock or restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the vesting or lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) election must be made within 30 days from the time the unvested stock or restricted stock is issued.

A participant who receives a performance award will not recognize income and the Company will not be allowed a deduction at the time the award is made. When a participant receives payment for a performance award in shares of Common Stock of the Company, the amount of the fair market value of the shares received will be ordinary income to the participant and the Company will receive a tax deduction for the same amount. However, if there is a substantial risk that any shares used to pay out earned performance shares will be forfeited (for example, because the Committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses. In this case, the participant can make an Internal Revenue Code Section 83(b) election as previously described above. The Company generally will be entitled to a deduction at the time the income is recognized by the participant.

The 2001 Amended Plan and the individual agreements and awards with and to executive prohibit any award from being exercised or issued to the extent it results in compensation to an executive in any tax year that is not deductible under Internal Revenue Code 162(m). If an award is not approved by the stockholders of the Company, such award will remain unexercisable or unissuable to the extent that the resulting compensation would not be deductible under Section 162(m) of the Code.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to the recipients of awards under the Plan, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of recipient’s death.

C.	New Plan Benefits

The following table sets forth information concerning the options previously granted and performance based deferred stock awards pursuant to the Plan since its adoption as of the date hereof to the persons and groups of persons listed below:

		Number of Shares
		Underlying
		Performance Based
	Number of Shares	Deferred Stock
Name	Underlying Options(1)	Awards(1)(2)

Named Officers
James R. Riedman	184,306	75,000
Richard E. White	400,000	25,000
Kenneth E. Wolf	100,000	45,000
Wilhelm Pfander	20,000	—
All Current Executive Officers as a Group (4 persons)	704,306	145,000
All Current Directors (excluding executive officers)	205,796	—

Director Nominees
Frederick Port	—	—
John Robbins	—	—
John Kratzer	—	—
Gregory Harden	—	—
Steven DePerrior	—	—
All Employees as a Group (other than current executive officers)	275,000	135,000

(1)	No options or performance-based deferred stock under the Plan were awarded to any person, other than those named above, who received 5 percent or greater of the options awarded thus far.

(2)	As set forth in Proposal 3 in this Proxy Statement, the performance based deferred stock awards were previously awarded but remain subject to the approval of the Company’s stockholders in accordance with the provisions of Section 162(m) of the Code. The receipt of the performance based deferred stock awards are contingent upon the Company achieving certain organic net sales levels and net operating income levels by December, 2008 as determined by the Company’s Compensation Committee. If the Company meets the proscribed performance goals, the Common Stock underlying the performance based deferred stock awards will be issued to each of the recipients.

D.	Principal Differences

The Plan is proposed to be amended to (i) increase the number of shares that may be granted as awards from 1,500,000 to 2,500,000, (ii) incorporate amendments necessary to comply with the requirements of Section 409A of the Code, and (iii) authorize the issuance of performance-based deferred stock awards to satisfy the requirements of Section 162(m) of the Code.

E.	Registration

We intend to register the additional shares of stock available for issuance under a Registration Statement on Form S-8 to be filed with the SEC as soon as practicable after approval of the amendment to the Plan.

F.	Vote Required For Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented at the meeting and entitled to vote is required for the adoption of the amendment to increase the number of shares available for grant under the 2001 Long-Term Incentive Plan.

The Board of Directors recommends a vote FOR approval of the 2001 Amended Plan.

PROPOSAL 3 — APPROVAL OF CERTAIN PERFORMANCE CRITERIA UNDER THE 2001 AMENDED PLAN FOR PURPOSES OF SECTION 162(m) OF THE CODE

The 2001 Plan was amended and restated by the Board of Directors, at the recommendation of the Compensation Committee, on March 1, 2006 in the form of the 2001 Amended Plan, subject to stockholder approval. Among the provisions included in the 2001 Amended Plan were provisions designed to cause certain long-term incentive awards issued under the 2001 Amended Plan to comply with Section 162(m) of the Code. Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to “covered employees,” that is the chief executive officer and the four other most highly compensated officers of the Company. The deduction limit does not apply to “qualified performance-based compensation.”

Stock options granted under the 2001 Plan are considered qualified performance-based compensation because, among other things, the 2001 Plan was approved by the Company’s stockholders and the stock options were granted at no less than fair market value on the grant date. The same would have been true for any stock appreciation rights awarded under the 2001 Plan. However, other types of awards, such as awards of restricted stock and deferred stock awards, must satisfy additional requirements. Specifically, the awards must be subject to performance goals, the “material terms” of which have been approved by stockholders. The Company intends that most long-term incentive awards issued to covered employees under the 2001 Amended Plan will comply with Section 162(m) of the Code, and, therefore, the Company is seeking approval of the performance criteria included in the 2001 Amended Plan, described below, in order to preserve deductibility under Section 162(m) with respect to such awards.

The 2001 Amended Plan allows the Company’s Compensation Committee to award long-term incentive awards in the form of restricted stock and other stock-based awards that vest on the basis of specific performance targets determined at the time of grant. Under the 2001 Amended Plan, the performance targets for these awards are required to relate to at least one of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total shareholder return and earnings per share criteria): (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index of companies of a similar capitalization or in similar industries; (3) net income; (4) annual or quarterly sales or net sales; (5) annual revenues; (6) pretax earnings; (7) earnings before interest expense, taxes, depreciation and amortization; (8) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (9) operating margin; (10) earnings per share; (11) return on equity; (12) return on capital; (13) return on investment; (14) operating earnings; (15) working capital or inventory; or (16) ratio of debt to shareholders’ equity.

Under the 2001 Amended Plan, the value of the performance-based awards made to employees if the performance goals are fully attained will not exceed the current value of the shares of restricted stock or the stock underlying other stock-based awards at the end of the performance period.

The amount of long-term incentive awards to be paid in the future to the Company’s current and future covered employees under the 2001 Plan cannot be determined at this time, as actual amounts will be based on the discretion of the Compensation Committee in determining the awards and actual performance.

The Committee and the Board of Directors approved long-term incentive awards of shares of performance-based deferred stock on March 1, 2006 and April 25, 2006 in accordance with the terms of the 2001 Amended Plan. Those awards are set forth in the New Plan Benefits table set forth above in Proposal 2. The awards were not conditioned upon the receipt of stockholder approval of the criteria set forth below at the Annual Meeting, but rather were conditioned upon, among other things, the approval of the 2001 Amended Plan by stockholders. Nothing in this proposal precludes the Company or the Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m) of the Code.

The Board of Directors recommends a vote the approval of the criteria set forth above to be used in making performance-based awards under the 2001 Amended Plan and urges each stockholder to vote “FOR” approval of these criteria.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On April 8, 2005, our Audit Committee approved the engagement of Grant Thornton, LLP to be the Company’s independent registered public accounting firm and to audit our financial statements for the fiscal year ended December 31, 2005 and report on the results of their audit. A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Deloitte & Touche LLP had been the Company’s independent registered public accounting firm and had audited the Company’s financial statements for the fiscal year ended January 1, 2005. No representative of Deloitte & Touche is expected to be present at the Annual Meeting. The Company dismissed Deloitte & Touche effective April 8, 2005 as its certifying accountants. The decision to change the Company’s independent auditors was made by the Audit Committee.

Deloitte & Touche’s reports on the Company’s financial statements for the fiscal year ended January 1, 2005 was unqualified as to uncertainty, audit scope or accounting principles. There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during that fiscal year, and in the subsequent interim period through the termination date, which, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement(s) in connection with its report. During the two most recent fiscal years and through the date hereof, there have been no “reportable events” (as defined in Regulation S-K, Item 304 (a)(1)(v)).

Deloitte & Touche furnished a letter addressed to the SEC dated April 14, 2005 stating that they agree with the statements made by the Company. Each of Grant Thornton and Deloitte & Touche has informed the Company that it does not believe that the statements made in this Proxy Statement by the Company with respect to the change in accountants are incorrect or incomplete. Prior to its engagement as the Company’s independent auditors, Grant Thornton had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

A.	Audit Committee Reports

The Audit Committee is responsible for providing independent oversight of the Company’s accounting and financial reporting functions and internal controls, as set out in its written Charter. The Committee has considered its Charter, and has determined that the Charter is adequate for the purposes of providing the Committee with the responsibilities and authority appropriate for its role in the Company’s corporate governance structure and under applicable requirements of both the Securities and Exchange Commission and the American Stock Exchange listing standards. Management is responsible for the Company’s financial reporting process, including its internal control, over financial reporting, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements audited by Grant Thornton, including the balance sheets as of December 31, 2005 and the consolidated statements of operations, cash flows and stockholders equity for the three fiscal years ended January 1, 2005 audited by Deloitte & Touche. It also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards 61 including the role of the auditor, the Company’s significant accounting policies, the methodology used by management in making significant accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, the methodology used by management in making significant adjustments in the financial statements, any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements, any difficulties encountered in performing the audit, and certain other matters.

Grant Thornton has provided the Audit Committee with the written disclosures and letter required by Independent Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Grant Thornton, Grant Thornton’s independence.

In 2005, the Audit Committee reviewed and discussed the requirements of, and the Company’s progress on complying with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of internal control over financial accounting.

In addition, the Audit Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

However, our oversight role, and our reviews, discussions and consideration, do not enable us either to guarantee that these conclusions are in fact correct, or to assure the non-existence of additional facts or other information that could cause us to reach a different conclusion as to any of these matters.

Based on the review and discussions mentioned, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2005 for filing with the SEC.

Respectfully submitted,

The Audit Committee:
Gregory M. Harden, Chair
Frederick R. Port
John M. Robbins

B.  Fees for Audit and Other Services [TO BE UPDATED FOR 2005]

The following table presents fees billed for professional services rendered by Grant Thornton LLP for the fiscal year 2005 and Deloitte & Touche LLP for the fiscal year 2004:

	2005	2004

Audit Fees(1)	$400,000	$448,000
Audit Related Fees(2)	16,000	70,000
Tax Fees(3)	198,000	106,000

Total Fees	$614,000	$624,000

(1)	Fees for audit services billed in 2005 consisted of an audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and comfort letters, consents and other services related to SEC matters. Fees for audit services billed in 2004 consisted of audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and other services related to SEC matters.

(2)	Audit related fees in 2005 and 2004 represented fees for acquisition due diligence and other related services.

(3)	Tax Fees represent fees billed for professional services rendered by Grant Thornton LLP for tax compliance (including federal, state and local sales and use and property returns), fees for acquisition due diligence and tax examination assistance.

All audit services and fees were pre-approved by the Audit Committee. Additionally, in each instance the Audit Committee considered and pre-approved such non-audit services. The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by the independent auditors. Such services are approved in advance by the Audit Committee itself. No services were approved pursuant to the de minimus exception of the Sarbanes-Oxley Act of 2002.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

A stockholder proposal submitted for inclusion in the proxy and proxy statement relating to the next Annual Meeting of Stockholders of the Company must be received by the Company no later than December 27, 2006. The procedure and timing to be followed and the information to be provided are set forth in Section 1.11 of the Company’s By-laws, the text of which is set forth in Appendix A to this Proxy Statement.

JAMES R. RIEDMAN
Chairman

April 25, 2006

APPENDIX A

PHOENIX FOOTWEAR GROUP, INC.
By-Laws

Section 1.11	Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day prior to the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving

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of notice provided for in this Section 1.11, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this Section 1.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (1) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) the holders of any series of Preferred Stock to elect directors under specified circumstances.

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APPENDIX B

AMENDED AND RESTATED
2001 LONG-TERM INCENTIVE PLAN
OF
PHOENIX FOOTWEAR GROUP, INC.

1.  Objective.  The objective of the 2001 Long-Term Incentive Plan (the “Plan”) of PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract and retain officers and other key employees to the Company and its Subsidiaries (hereinafter defined) and to reward the performance of officers, other employees, consultants and directors for fulfilling their responsibilities for long-range achievements. These objectives are to be accomplished pursuant to the Plan by providing Participants (as hereinafter defined) a proprietary interest in the growth and performance of the Company and its Subsidiaries.

2.  Definitions.  As used herein, the terms set forth below shall have the meanings ascribed thereto below:

“Affiliate” means an affiliate of the Company as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Award” means the grant of any form of stock option, stock appreciation right, stock award, cash award or other rights or interests, whether granted singly, in combination or in tandem, by the Company to a Participant under this Plan.

“Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(a) Any person or entity other than Riedman Corporation or any affiliate of Riedman Corporation (including James R. Riedman or any entity controlled by him) is, or becomes, the beneficial owner (as defined in Section 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its Affiliates) representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities;

(b) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the effective date of this Plan (the “Effective Date”), constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, directly or indirectly, acquired thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

provided, however, that for purposes of any Award that constitutes a “non qualified deferred compensation plan” or that provides for the “deferral of compensation,” as such terms are defined under Section 409A of the Code, the Committee, in its discretion, may specify a different definition of Change in Control under any Award in order to comply with the provisions of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

“Committee” means the Compensation Committee of the Board; the composition of the committee shall at all times satisfy the provisions of Section 162(m) of the Code and the requirements of Section 14(c) of this Plan.

“Common Stock” means the common stock, par value $.01 per share of the Company.

“Director” means an individual serving as a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

“Fair Market Value” means, with respect to Common Stock, Awards or other property, as of a particular date, (a) if the Common Stock is listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the Common Stock is not so listed, but is quoted in the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc.

“Incentive Stock Option” or “ISO” means an option that is intended to be and is designated as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision.

“Non-Qualified Stock Option” or “NQO” means an option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision.

“Participant” means any eligible person described in Section 3 of the Plan to whom an Award has been made under this Plan and his or her successors, heirs, executors and administrators, as the case may be.

“Performance Goals” shall mean the achievement of performance objectives established by the Compensation Committee of the Board of Directors pursuant to this Plan for Employees who have received grants with performance-vesting. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Compensation Committee in establishing performance objectives: (a) total stockholder return; (b) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index of companies of a similar capitalization or in similar industries; (c) net income; (d) annual or quarterly sales or net sales; (e) annual revenues; (f) pretax earnings; (g) earnings before interest expense, taxes, depreciation and amortization;

(h) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (i) operating margin; (j) earnings per share; (k) return on equity; (l) return on capital; (m) return on investment; (n) operating earnings; (o) working capital or inventory; or (p) ratio of debt to stockholders’ equity. One or more of the foregoing business criteria described in subsections (a) through (p) shall be exclusively used in establishing performance objectives for grants to executive officers that are intended to qualify as “performance-based compensation” under Code Section 162(m). “Pricing Date” means the date on which an Award consisting of an option or stock appreciation right is granted, except that the Committee may provide that the Pricing Date is determined by the average selling price during a specified period that is within 30 days before or 30 days after the grant, provided that the commitment to grant the Stock Right based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Stock Rights under the same and substantially similar programs.

“Stock Right” means for purposes of Section 409A of the Code and the regulations thereunder, a stock option (other than an ISO or an option granted pursuant to an employee stock purchase plan described in Section 423) or a stock appreciation right.

“Subsidiary” means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

3.  Eligibility.  Executive officers and other employees of the Company, its parent or any of its Subsidiaries, including any officer or member of the Board who is also such an employee, and persons who provide consulting or other services to the Company deemed by the Board to be of substantial value to the Company, and non-employee Directors are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by the Company or its Subsidiaries, and persons employed by an entity that the Board reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.

4.  Stock Subject to the Plan.

(a) The total amount of Common Stock that may be subject to outstanding Awards shall not exceed two million five hundred thousand (2,500,000) shares of common stock, of which 1,250,000 are reserved for the granting of ISOs.

(b) If an Award valued by reference to Common Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Common Stock subject to such Award for purposes of this Section 4. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant’s account.

(c) Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, Common Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Common Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award; provided that, (A) with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code and (B) with respect to Stock Rights, such adjustments shall meet the requirements of Section 1.424-1 of the Income Tax Regulations if the Stock Rights qualified as statutory options; (iv) any performance goals and (v) the individual limitations applicable to Awards.

5.  Administration.  This Plan shall be administered the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines and taking such actions as necessary for carrying out this Plan as it may deem necessary or proper. Unless otherwise provided in an Award Agreement with respect to a particular award, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not an impermissible deferral of compensation or acceleration of deferred compensation pursuant to Section 409A of the Code, and (ii) not adverse to the Participant holding such Award (unless consented to by such Participant). The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. References in this Plan to “permitted by the Committee” and words of similar import refer to authorization contained in the original Award Agreement or an amendment thereto or to other action by the Committee, whether of general or limited applicability or in connection with a particular exercise, Award payment or other event. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee nor officer or employee of the Company to whom it has delegated authority in accordance with the provisions of Section 6 of this Plan, shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute. The Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any amount paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee without good faith or the reasonable belief that it was in the best interests of the Company.

6.  Delegation of Authority.  The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

7.  Awards.  The Committee shall select persons to whom Awards may be granted, determine the type or types of Awards to be made to each Participant under this Plan, determine the number of Awards to be granted and the number of shares of Common Stock to which an Award will relate and determine all other terms, conditions, restrictions and conditions, including achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance goals, if any. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion and consistent with the provisions hereof, and shall be signed by the Participant and by the Chief Executive Officer, the President or any Vice President of the Company for and on behalf of the Company. Award Agreements and the forms contained therein need not be identical for each Participant. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement. Awards may consist of those listed in this Section 7. Awards may be made in combination or in tandem with, in replacement of, or as alternatives to, Awards under this Plan or any other employee plan of the Company or any of its Subsidiaries, including any incentive or similar plan of any acquired entity, or reload options automatically granted to offset specified exercises of options, but only if such Award, in replacement of, or as alternatives to grants or rights under this Plan (a) would not constitute an acceleration of deferred compensation for purposes of Section 409A(a)(3) of the Code, and (b) meets the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code. The Committee shall determine the time or times at which an option may be exercised, in whole or in part, the method by which the exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Common Stock or other Awards or awards granted under other the Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Common Stock will be delivered or be deemed to be delivered to Participants. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award, but only if such additional, replacement or alternative Awards (a) would not constitute an acceleration of deferred compensation for purposes of Section 409A(a)(3) of the Code, and (b) meets the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code. An Award may provide that to the extent that the acceleration of vesting or any payment made to a Participant under this Plan in the event of a Change in Control of the Company is subject to federal income, excise, or other tax at a rate above the rate ordinarily applicable to like payments paid in the ordinary course of business (“Penalty Tax”), whether as a result of the provisions of Sections 280G and 4999 of the Code, any similar or analogous provisions of any statute adopted subsequent to the date hereof, or otherwise, then the Company shall be obligated to pay such Participant an additional amount of cash (the “Additional Amount”) such that the net amount received by such Participant, after paying any applicable Penalty Tax and any federal or state income tax on such Additional Amount, shall be equal to the amount that such Participant would have received if such Penalty Tax were not applicable. Notwithstanding the foregoing, if an event that constitutes a Change in Control does not constitute a “Change in Control” under Section 409A of the Code (or the regulations promulgated thereunder), no payments with respect to the Award shall be made under this paragraph until such payments would not constitute an impermissible acceleration under Section 409A of the Code.

(a) Stock Option.  An Award may consist of an option to purchase a specified number of shares of Common Stock at a specified exercise price that is not less than the greater of (i) the Fair Market Value of the Common Stock on the Pricing Date and (ii) the par value of the Common Stock. The number of shares and exercise price shall be specified by the Committee. A stock option may be in the form of an NQO or an ISO. In addition to being subject to applicable terms, conditions and limitations established by the Committee, an ISO shall comply with the requirement that no ISO shall be granted with an exercise price less than 100% (110% for an individual described in Section 422(b)(6) of the Code) of the Fair Market Value of a share of Common Stock on the date of the grant and granted no more than ten (10) years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to qualify either the Plan or any ISO under Section 422 of the Code unless so requested by the affected Participant. Each option shall be clearly identified in the applicable Award Agreement as either an ISO or an NQO.

(b) Stock Appreciation Right.  An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right (“SAR”) is exercised over a specified strike price determined by the Committee that shall be set forth in the applicable Award Agreement. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or be deemed to be delivered to Participants, whether or not the SAR will be in tandem with any other Award and any other terms and conditions of any SAR.

(c) Stock Award.  An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any Award may be subject to restrictions on transfer and other restrictions and conditions established by the Committee and set forth in the Award Agreement, which may include, but is not limited to, continuous service with the Company and/or its Subsidiaries. Such Awards may be based on Fair Market Value or other valuations determined by the Committee, provided, however any Award based on a valuation that creates a non qualified deferred compensation plan as that term is defined in Section 409A of the Code, shall comply with any applicable requirements of such section. The certificates evidencing shares of Common Stock issued in connection with an Award shall contain appropriate legends and restrictions describing the terms and conditions applicable thereto, the Company may retain physical possession of the certificates and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Common Stock. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Award, a Participant granted an Award shall have all of the rights of a stockholder, including, without limitation, the right to vote Common Stock issued as an Award or the right receive dividends thereon.

(d) Cash Award.  Subject to any applicable requirements of Section 409A of the Code, an Award may be denominated in cash with the amount of an eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries.

(e) Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock and factors that may influence the value of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 7(e) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Common Stock, other Awards or other property, as the Committee shall determine.

(f) Loan Provisions.  With consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations (including, without limitation, Section 409A of the Code) and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be paid with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

(g) Performance-Based Awards.  The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(g), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. The performance objectives for an Award subject to this Section 7(g) shall consist of one or more business criteria, as specified by the Committee, but subject to this Section 7(g), and in the case of any stock awards shall be a Performance Criteria. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one (1) year nor more than five (5) years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(g), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be certified in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(g).

(h) Acceleration Upon a Change in Control.  Notwithstanding anything contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall immediately lapse upon a Change in Control, provided, however, that such lapse shall not occur if: (i) it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles Board

Option No. 16 (or any successor thereto), and operation of this Section 7(h) would otherwise violate Paragraph 47(c) thereof; (ii) the Committee, in its discretion, determines that such lapse shall not occur, provided, further, that the Committee shall not have the discretion granted in clause (ii) if it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles Board No. 16 (or any successor thereto), and such discretion would otherwise violate Paragraph 47(c) thereof; (iii) to the extent a Change in Control does not constitute a “Change in Control” under Section 409(A) of the Code (or the regulations promulgated thereunder) and such lapse would constitute an impermissible acceleration under Section 409A of the Code, or (iv) such waiver or acceleration is inconsistent with Section 162(m) of the Code with respect to a performance-based stock Award granted to an executive officer of the Company.

8.  Payment of Awards.

(a) General.  Payment required to be made by the Company pursuant to Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions.

(b) Deferral.  The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. A Participant must elect by written notice to the Company, which notice must be made before the later of (i) the close of the tax year preceding the year in which the Award is granted or (ii) 30 days of first becoming eligible to participate in the Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the Plan) and on or prior to the date the Award is granted, to defer the receipt of all or a portion of the payment of an Award; provided that the Committee may impose such additional restrictions with respect to the time at which a participant may elect to defer receipt of Common Stock subject to the deferral election. Any election after the period described above (“subsequent election”) cannot be effective for at least twelve (12) months after the date of such subsequent election. Further, the payment date elected pursuant to the subsequent election must not occur earlier than the date which is at least five (5) years from the date that the original payment would have been made. Finally, the subsequent election cannot be made less than twelve (12) months prior to the date of the first scheduled payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

(c) Dividends and Interest.  Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. Dividend equivalent rights may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that dividend equivalent rights shall be paid or distributed when accrued or shall be deemed to be reinvested in additional Common Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. The Committee may establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

(d) Substitution of Awards.  At the discretion of the Committee, but subject to the requirements of Section 409A of the Code, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9.  Tax Withholding.  The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, or from payroll or other payments to the Participant, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

10.  Employment, Termination, Etc.

(a) Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment or engagement by the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

(b) No person shall have any claim or right to receive an Award hereunder or require the Committee to make an Award at any time to any Participant. The Committee’s grant of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

(c) Upon the termination of employment or engagement of a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

11.  Amendment, Modification, Suspension or Termination.  The Board may amend, modify, suspend, discontinue or terminate this Plan at any time for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent and (b) no amendment or alteration shall be effective prior to approval by the Company’s stockholders if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or is otherwise required by law or applicable stock exchange requirements. It is intended that the Plan and any Awards will comply with Section 409A to the extent applicable, and the Plan and any Award may amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A. Awards may be granted under the Plan prior to the receipt of such approval. The Board may also modify, suspend, terminate, discontinue or limit the power and authority of the Committee at any time. Except as required in Section 11(b) hereunder, unless the Board determines otherwise, no stockholder approval shall be required before any action taken by the Board pursuant to this Section 1.1 is effective. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 5 which discretion may be exercised without amendment to the Plan.

12.  Transfer and Assignment.

(a) Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of a Participant’s death. Awards shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs or SARs in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

(b) Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all of the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award.

13.  The Company’s Right to Engage in Certain Transactions.  The existence of this Plan or outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

14.  Securities Laws.

(a) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. the Company, however, shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock, that the Participant, to whom such shares will be issued make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded or quoted. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Common Stock hereunder in order to allow the issuance of such Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) The grant of Awards to persons who are required to file reports under Section 16(a) of the Securities and Exchange Act of 1934, as amended, shall be determined by a body constituted in accordance with, and to the extent required by, Rule 16b-3 promulgated under said Act.

15.  Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Common Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

16.  Notification of Election Under Section 83(b) of the Code.  If any Participant shall, in connection with the acquisition of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

17.  Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  Each Participant shall notify the Company of any disposition of Common Stock issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

18.  Participant Rights.  No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the date of the issuance of a certificate or certificates to him or her for such shares of Common Stock.

19.  Beneficiary.  A Participant may file with the Committee a written designation of a Beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated Beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s Beneficiary.

20.  Interpretation.  The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. Accordingly, if any provision of the Plan or any Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any Awards upon attainment of the performance objectives. To the extent any provision of the Plan or any Award, or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Section 409A(a)(1)(B) of the Code, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

21.  Severability.  If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

22.  Expenses and Receipts.  The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

23.  Failure to Comply.  In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or Beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or Beneficiary or other person) within ten (10) days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

24.  Non-Exclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the Company’s stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

25.  No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

26.  Claims Procedure.

(a) In the event the Company fails to make any payments under the Plan as agreed, to obtain payment under the Plan, the Participant must file a written claim with the Company on such forms as shall be furnished to him by the Company. If a claim for payment is denied by the Company, in whole or in part, the Company shall provide adequate notice in writing to the Participant within ninety (90) days after receipt of the claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice indicating the special circumstances and the date by which a final decision is expected to be rendered shall be furnished to the Participant. In no event shall the period of extension exceed one hundred eighty (180) days after receipt of the claim. The notice of denial of the claim shall set forth (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Agreement on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) a statement that any appeal of the denial must be made by giving to the Company, within sixty (60) days after receipt of the notice of the denial, written notice of such appeal, such notice to include a full description of the pertinent issues and basis of the claim. The Participant may review pertinent documents and submit issues and comments in writing to the Company. If the Participant fails to appeal such action to the Company in writing within the prescribed period of time, the Company’s adverse determination shall be final, binding and conclusive.

(b) If the Participant appeals the denial of a claim for payment within the appropriate time, the Participant must submit the notice of appeal and all relevant materials to the Committee. The Committee may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The decision of the Committee shall be made within sixty (60) days after the receipt of the notice of appeal, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the Participant prior to the commencement of the extension. The decision of the Committee shall be in writing, shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the provisions of the Plan which the decision is based and shall be promptly furnished to the Participant.

27.  Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code, the Employee Retirement Income Security Act of 1974, or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware or, if the Company is reincorporated in another state while the Plan is in effect, the laws of that state.

28.  Effective Date of Plan.  This Plan shall be effective on February 16, 2001, provided the Plan has been approved by the stockholders of the Company at the Annual Meeting to be held on April 26, 2001. Unless earlier terminated by the Board, the right to grant Awards under the Plan will terminate on the tenth (10th) anniversary of the Effective Date. Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

DETACH HERE	ZDGR62
PROXY
PHOENIX FOOTWEAR GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS —TUESDAY, MAY 30, 2006 AT 9:00 A.M.
     The undersigned stockholder in Phoenix Footwear Group, Inc. (the “Company”) hereby appoints James R. Riedman, proxy for the undersigned with all the powers the undersigned would possess if personally present, to vote all common stock of the undersigned in the Company at the Annual Meeting of Stockholders of said Company on Tuesday, May 30, 2006 and at all adjournments thereof, for (i) the election of eight directors, (ii) the amendment to the Company’s 2001 Long-Term Incentive Plan to increase the number of shares available for award thereunder from 1,500,000 to 2,500,000, (iii) approval of certain performance criteria under the Amended and Restated 2001 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, and (iv) in his discretion, upon any other matter which may properly come before said meeting or any adjournment. The undersigned hereby revokes all previous proxies.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 SET FORTH ON THE REVERSE SIDE.
SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE
SIDE

PHOENIX FOOTWEAR GROUP, INC.
COMPUTER SHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZDGR61

☑	Please mark votes as in this example.
MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
1. Election of eight Directors.

Nominees:	Steven M. DePerrior, Gregory M. Harden, John C. Kratzer, Wilhelm Pfander, Frederick R. Port, James R. Riedman, John M. Robbins and Richard E. White

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	For all nominees except as noted above
2. Approve the Company’s Amended and Restated 2001 Long-Term Incentive Plan

FOR	AGAINST	ABSTAIN
3. Approve certain performance criteria under the Company’s Amended and Restated 2001 Long-Term Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986

FOR	AGAINST	ABSTAIN
PLEASE COMPLETE, SIGN, DATE AND RETURN IN
THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Signature:	Date:	Signature:	Date: